                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported) December 15, 1995


                                  AGWAY INC.
                                  ----------
            (Exact name of registrant as specified in its charter)


Delaware                            2-22791                      15-0277720
------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                   (IRS Employer
of incorporation)                 File Number)             Identification No.)


333 Butternut Drive, DeWitt, New York                                  13214
------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)



       Registrant's telephone number, including area code (315) 449-6431










                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

On December 15, 1995, Agway Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Agway Inc. ("Holdings"), sold all of Holdings' common stock of its majority-owned subsidiary, H. P. Hood Inc. ("Hood"), to Catamount Dairy Holdings Limited Partnership, a Massachusetts limited partnership ("Buyer"), as assignee of The Catamount Corporation, a Massachusetts corporation ("Catamount"), on the terms and subject to the conditions of the Stock Purchase Agreement between Holdings and Catamount dated as of December 14, 1995 (the "Stock Purchase Agreement"), a copy of which is filed as an exhibit hereto. Hood, which was Agway Inc.'s dairy segment, manufactures and distributes various forms of dairy products including ice cream, fluid milk and manufactured products. The sale of Hood reduced Agway Inc.'s consolidated assets by approximately $134 million and consolidated liabilities by approximately $136 million. The net proceeds of the sale, after the assumption of certain liabilities, were approximately $19,000,000, which resulted in an estimated after-tax gain of approximately $2,000,000.

In accordance with the Stock Purchase Agreement, the Buyer paid to Holdings $25,500,000 in the form of $15,900,000 in cash and $9,600,000 in a promissory note in consideration of the sale of its Hood common stock. Holdings assumed certain specified obligations of Hood, including the liability for certain supplemental executive retirement plans and certain management bonuses. Furthermore, under the Stock Purchase Agreement, Holdings has indemnified the Buyer with regard to specified representations, warranties and litigation; federal and state taxes through fiscal 1995; and 50% of all other indemnification obligations in excess of $1 million identified within two years of the closing date. The obligations and/or liabilities assumed and expenses incurred by Holdings in the transaction are currently estimated at approximately $6,500,000. Immediately after closing, Holdings exchanged the note of $9,600,000 received as proceeds for certain specified assets of Hood, including stock of a Farm Credit System cooperative bank, certain accounts receivable and certain real estate and fixed assets.

Pro forma financial information will be filed shortly, pursuant to Item 2 of Form 8-K.


ITEM 7.  EXHIBITS

1. Stock Purchase Agreement, dated as of December 14, 1995, between Holdings and Catamount.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     AGWAY INC.
                                    (Registrant)







Date       December 18, 1995         By    /s/ PETER J. O'NEILL
     --------------------------          -------------------------------------
                                               Peter J. O'Neill
                                            Senior Vice President,
                                 Finance and Control, Treasurer and Controller
                                      (Principal Financial Officer and
                                           Chief Accounting Officer)

                           STOCK PURCHASE AGREEMENT

                                by and between

                           THE CATAMOUNT CORPORATION

                                      and

                             AGWAY HOLDINGS, INC.



                               DECEMBER 14, 1995



                                                                                                               Page
                                                                                                               ----

                           STOCK PURCHASE AGREEMENT

                               TABLE OF CONTENTS


SECTION 1.        SALE OF SHARES AND PURCHASE PRICE..............................................................  1
                  1.1      Transfer of Hood Shares...............................................................  1
                  1.2      Purchase Price and Payment............................................................  1
                  1.3      Time and Place of Closing.............................................................  2
                  1.4      Further Assurances....................................................................  2

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER..............................................  2
                  2.1      Making of Representations and Warranties..............................................  2
                  2.2      Existence and Good Standing of AHI....................................................  3
                  2.3      Existence and Good Standing of Hood and its Subsidiaries..............................  3
                  2.4      Capitalization of the Companies; Ownership of Shares; Debt
                           Instruments...........................................................................  4
                  2.5      Due Authorization.....................................................................  5
                  2.6      No Violation; No Consent..............................................................  6
                  2.7      Financial Statements; Stockholder Equity of Hood......................................  6
                  2.8      Absence of Change.....................................................................  7
                  2.9      Certain Liabilities...................................................................  8
                  2.10     Assets; Property Necessary for Business...............................................  9
                  2.11     Inventories...........................................................................  9
                  2.12     Real Properties.......................................................................  9
                  2.13     Intellectual Property................................................................. 10
                  2.14     Material Contracts.................................................................... 11
                  2.15     Litigation............................................................................ 12
                  2.16     Taxes................................................................................. 13
                  2.17     Compliance with Laws.................................................................. 13
                  2.18     Employee Benefit Plans................................................................ 13
                  2.19     Labor and other Employment Matters.................................................... 16
                  2.20     Broker's or Finder's Fees............................................................. 16
                  2.21     Inter-company Transactions............................................................ 17
                  2.22     Insurance............................................................................. 17
                  2.23     No Environmental Representations...................................................... 17
                  2.24     Absence of Sensitive Payments......................................................... 18
                  2.25     Disclosure............................................................................ 19
                  2.26     Ordinary Course of Business........................................................... 19

                                      (i)

                                                                                                               Page
                                                                                                               ----

SECTION 3.        COVENANTS OF THE STOCKHOLDER.................................................................. 19
                  3.1      Making of Covenants and Agreements................................................... 19
                  3.2      Conduct of Business.................................................................. 19
                  3.3      Insurance............................................................................ 22
                  3.4      Assumption of SERPs.................................................................. 22
                  3.5      Authorization from Others............................................................ 23
                  3.6      Purchase of Assets by AHI............................................................ 23
                  3.7      Data Processing Services............................................................. 23

SECTION 4.        REPRESENTATIONS AND WARRANTIES OF BUYER....................................................... 24
                  4.1      Making of Representations and Warranties............................................. 24
                  4.2      Organization of Buyer................................................................ 24
                  4.3      Authority of Buyer................................................................... 24
                  4.4      Litigation........................................................................... 25
                  4.5      Finder's Fee......................................................................... 25
                  4.6      Financing Contingency................................................................ 25
                  4.7      Hart-Scott-Rodino Considerations..................................................... 25
                  4.8      Knowledge of Misrepresentation. ..................................................... 26

SECTION 5.        COVENANTS OF BUYER............................................................................ 26
                  5.1      Sale of Assets by Hood.  ............................................................ 26
                  5.2      Offer to Purchase Other Common Shares................................................ 26
                  5.3      Assumption of Obligations to Robert L. Keller........................................ 27

SECTION 6.        CONDITIONS.................................................................................... 27
                  6.1      Conditions to the Obligations of Buyer............................................... 27
                  6.2      Conditions to Obligations of the Stockholder......................................... 29

SECTION 7.        TERMINATION OF AGREEMENT...................................................................... 29
                  7.1      Termination.......................................................................... 29
                  7.2      Liquidated Damages of the Stockholder................................................ 30
                  7.3      Return of Deposit to Buyer........................................................... 30
                  7.4      Specific Performance................................................................. 30

SECTION 8.        RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.................................................. 31
                  8.1      Survival of Warranties............................................................... 31

SECTION 9.        INDEMNIFICATION............................................................................... 31
                  9.1      General.............................................................................. 31

                                     (ii)

                                                                                                               Page
                                                                                                               ----

                  9.2      Indemnification by the Stockholder.................................................... 31
                  9.3      Limitations on Indemnification by the Stockholder..................................... 33
                  9.4      Indemnification by Buyer.............................................................. 35
                  9.5      Limitation on Indemnification by Buyer................................................ 35
                  9.6      Time Limits for Claims................................................................ 35
                  9.7      Notice; Defense of Claims............................................................. 36
                  9.8      Insurance Offset to Indemnity......................................................... 37

SECTION 10.       TAX MATTERS.................................................................................... 37
                  10.1     Definitions........................................................................... 37
                  10.2     Filing of Tax Returns; Payment of Taxes............................................... 38
                  10.3     Adjustments to Tax Liabilities........................................................ 39
                  10.4     Tax Indemnities....................................................................... 40
                  10.5     Mutual Cooperation.................................................................... 41
                  10.6     Post-June 24, 1995 Tax Returns........................................................ 41
                  10.7     Miscellaneous......................................................................... 42

SECTION 11.       MISCELLANEOUS.................................................................................. 43
                  11.1     Fees and Expenses..................................................................... 43
                  11.2     Further Assurance..................................................................... 43
                  11.3     Notices............................................................................... 43
                  11.4     Successors and Assignment............................................................. 45
                  11.5     Certain Definitions................................................................... 45
                  11.6     Captions.............................................................................. 46
                  11.7     Severability.......................................................................... 46
                  11.8     Preservation of Records............................................................... 46
                  11.9     Publicity and Disclosures.  .......................................................... 46
                  11.10             Confidentiality.............................................................. 46
                  11.11             Effective Date of Closing.................................................... 47
                  11.12             Arbitration.................................................................. 48
                  11.13             Governing Law Jurisdiction and Venue......................................... 48
                  11.14             Counterparts................................................................. 48
                  11.15             Entire Agreement............................................................. 48
                  11.16             Amendments................................................................... 49



                                     (iii)

                                                                          Page
                                                                          ----

                                   Exhibits

Exhibit 1.2(a)          -      Form of Promissory Note
Exhibit 1.2(b)          -      Form of Guaranty of John A. Kaneb
Exhibit 3.4             -      Assumption Agreement (SERPs and pay-to-stay)
Exhibit 3.6(a)          -      Form of Quitclaim Deeds
Exhibit 3.6(b)          -      Form of Bill of Sale
Exhibit 3.6(c)          -      Related Agreements
Exhibit 3.6(d)          -      Allocation of Purchase Price for Idle Assets
Exhibit 6.1(h)          -      Form of Guaranty of Agway, Inc.


                                     (iv)

                           STOCK PURCHASE AGREEMENT
                           ------------------------


         AGREEMENT entered into as of December 14, 1995 by and between THE CATAMOUNT CORPORATION, a Massachusetts corporation ("Buyer"), and AGWAY HOLDINGS, INC., a Delaware corporation (sometimes herein referred to as "AHI" or the "Stockholder").


                              W I T N E S S E T H
                              -------------------

         WHEREAS, the Stockholder owns of record and beneficially 1,695,114 of the issued and outstanding common stock of H.P. HOOD INC., a Massachusetts corporation ("Hood"), which comprises 99.999% of the 1,695,127 issued and outstanding shares of Hood's Common Stock, without par value per share (said 1,695,114 shares owned and being sold by the Stockholder hereby being referred to herein as the "Hood Shares"); and

         WHEREAS, the Stockholder desires to sell all of the Hood Shares to Buyer, and Buyer desires to acquire all of the Hood Shares.

         NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:


SECTION 1.  SALE OF SHARES AND PURCHASE PRICE.
----------------------------------------------

      1.1 Transfer of Hood Shares. At the Closing (as hereinafter defined), the Stockholder shall deliver or cause to be delivered to Buyer certificates representing all of the Hood Shares. Such stock certificates shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with such signature guarantees and such other documents as may be reasonably required by Buyer to effect a valid transfer of such Hood Shares by such Stockholder, free and clear of any and all liens, encumbrances, charges or claims.

      1.2   Purchase Price and Payment.

            (a) In consideration of the sale by the Stockholder to Buyer of the Hood Shares and in reliance upon the representations and warranties of the Stockholder herein contained and made at the Closing and subject to the satisfaction or waiver of all of the conditions contained herein, Buyer agrees that at the Closing it will deliver to the Stockholder Twenty-Five

                  Million Five Hundred Thousand Dollars ($25,500,000) in part by wire transfer of immediately available funds in the amount of Fifteen Million Nine Hundred Thousand Dollars ($15,900,000), and in part by the delivery of the Nine Million Six Hundred Thousand Dollar ($9,600,000) promissory note of the Buyer payable to the Stockholder in the form attached hereto as Exhibit 1.2(a), accompanied by an executed Guaranty of John A. Kaneb in the form attached hereto as Exhibit 1.2(b) (the "Kaneb Guaranty").

            (b) On the date of execution hereof, the Stockholder acknowledges receipt from Buyer of a deposit in immediately available United States funds in the amount of $1,500,000 (the "Deposit"). The Deposit shall be applied against the cash portion of the purchase price payable by Buyer pursuant to Section 1.2(a) on the Closing Date. In the event that no Closing shall occur, the Deposit shall be applied as set forth in Section 7.2 or 7.3, as applicable.

      1.3 Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Goodwin, Procter & Hoar at Exchange Place (53 State Street), Boston, Massachusetts at 10:00 A.M., local Boston time, on December 15, 1995 or at such other place or on such earlier or later date or time as may be mutually agreed upon in writing by the Stockholder and the Buyer (the "Closing Date").

      1.4 Further Assurances. The Stockholder from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver such further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer the Hood Shares and all rights thereto.


SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.
--------------------------------------------------------------

      2.1 Making of Representations and Warranties. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Stockholder hereby makes to Buyer the representations and warranties contained in this Section
            2. When a representation or warranty herein is qualified by the term "to the best of AHI's knowledge", "to the best knowledge of AHI", "to AHI's best knowledge", "knowingly", or "known to AHI", Buyer acknowledges and agrees that (i) such representation or warranty is based solely upon (A) inquiry by AHI of Peter J. O'Neill, Senior Vice President of Agway

            Inc.,  Michael R.  Hopsicker,  Director of  Business  Development,
            Agriculture and Related Services of Agway Inc., Martin Frankenfield, Director of Taxes of Agway Inc., Robert L. Keller, President of Hood, Robert E. Schaejbe, Senior Vice President of Hood, Richard G. Marquis, Senior Vice President of Hood and General Manager-Dairy Group, Gary Musial, Senior Vice President of Hood and General Manager-Manufactured Products Group of Hood, and/or Pamela Downing Brake, Corporate Counsel of Hood, and/or (B) the actual knowledge of the other officers of Agway Inc., AHI and Hood who have reason to know about the specific matter in question, without any further independent verification by AHI of the subject matter of such inquiry and (ii) for the express benefit of the foregoing officers, no such officer shall incur any personal liability to Buyer for any such representations or warranties.

      2.2 Existence and Good Standing of AHI. AHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own the Hood Shares and to carry on its business as now operated and carried on by it. AHI is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the failure to be so qualified or licensed or in good standing would have a material adverse effect upon AHI's ability to consummate the transactions contemplated hereby. AHI is an indirect, wholly-owned, subsidiary of Agway, Inc., a Delaware corporation ("Parent").

      2.3 Existence and Good Standing of Hood and its Subsidiaries. Hood and each of its subsidiaries (individually, a "Subsidiary", and collectively, the "Subsidiaries"; Hood and the Subsidiaries sometimes being referred to herein collectively as the "Companies" or any one individually as a "Company") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (as identified on Schedule 2.3 of the Disclosure Schedule heretofore delivered by AHI to Buyer (the "Disclosure Schedule")), and, except as otherwise set forth in the Disclosure Schedule, each has all necessary power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except as otherwise set forth on Schedule 2.3 of the Disclosure Schedule, each Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the failure to be so qualified or licensed or in good standing would have a Material Adverse Effect (as such term is hereinafter defined).
            Schedule 2.3 to the Disclosure Schedule sets forth the formal corporate name, jurisdiction of incorporation and jurisdictions in which each of the Companies is qualified and/or licensed as a foreign corporation.

      2.4   Capitalization  of  the  Companies;   Ownership  of  Shares;  Debt
            Instruments.

            (a)   Schedule 2.4(a)to the Disclosure Schedule sets forth:

                  (i)   All  classes  of  capital   stock  that  each  of  the
                        Companies is authorized by its charter to issue;
                  (ii)  The  number of shares so  authorized  for each  class;
                  (iii) The number of shares of each  class of  capital  stock issued and outstanding with respect to each of the Companies; and
                  (iv) The number of shares of each class of capital stock held by each Company in treasury.

                  Except for  ownership by Hood or a Subsidiary  of all of the issued and outstanding shares of the capital stock of each of the Subsidiaries and except as set forth on Schedule 2.4(a) to the Disclosure Schedule, none of the Companies owns, directly or indirectly, of record or beneficially, any capital stock, partnership unit, equity interest or other security evidencing a material equity investment of any kind in any other corporation, joint venture or partnership. All outstanding capital stock of each of the Companies is duly and validly issued, fully paid and nonassessable. Except as set forth on Schedule 2.4(a) to the Disclosure Schedule:

                  (x) None of the Companies has outstanding, nor does any Person have, any right or claim, vested, unvested, actual, contingent or inchoate, to any subscription, warrant, option, purchase contract, put, call, preemptive right or other right of any kind with regard to the acquisition from any of the Companies of any authorized shares of capital stock of any kind of any of the Companies;

                  (y) Hood has performed each of its written obligations to the holders of all classes of its capital stock; and

                  (z)  All   dividends   required   by  Hood's   Articles   of
                  Organization to be declared and paid have been declared and paid or set apart for payment.

            (b) Schedule 2.4(b) to the Disclosure Schedule sets forth, as of the respective dates set forth therein, the names and addresses of all record holders of shares of all classes of the capital stock of Hood as reflected in the stock transfer records maintained by Hood or by Hood's designated transfer agent(s), as the case may be. AHI (i) has good and marketable title to the Hood Shares, free and clear of any Encumbrance (as hereinafter defined) of any other Person, and (ii) has full and unrestricted legal right, power and authority to enter into and to perform its obligations under this Agreement and to sell, assign, transfer and convey the Hood Shares in accordance with this Agreement.

            (c) The Stockholder has delivered to Buyer lists of record holders who, as of the respective dates set forth in
                  Schedule 2.4(c) to the Disclosure Schedule, held all outstanding debentures of the Companies (the "Debentures"), and the outstanding balance thereof held by each as of such date. Except as set forth on Schedule 2.4(c) to the Disclosure Schedule, all payments of interest required to be paid by the terms of the indenture under which the Debenture in question was issued (or by the terms of the Debenture itself) have, to the best of AHI's knowledge, in all material respects been made on or about the dates and in the amounts so required.

            (d) Schedule 2.4(d) to the Disclosure Schedule sets forth a list of all debt instruments of all of the Companies (other than the Debentures) under which any of the Companies is the obligor (other than in the ordinary course of business) for borrowed money in excess of $50,000, and the holder, the principal balance, the maturity date and the effective interest rate of each as of October 21, 1995.

      2.5   Due Authorization.

            (a) By action duly taken on or prior to the date of execution and delivery hereof, the execution, delivery and performance by AHI of this Agreement was duly and validly authorized by all necessary stockholder, director, and other required corporate action on its part. Upon the execution and delivery hereof, this Agreement will be the valid and binding obligation of AHI, enforceable against it in accordance with its terms, except that enforcement hereof may be limited by (x) bankruptcy, insolvency, moratorium, receivership, fraudulent conveyance or other laws of general application affecting the enforcement of creditor's rights generally and (y) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

            (b) Except as set forth on Schedule 2.5(b) to the Disclosure Schedule, the corporate record books of the Companies and the records of meetings and actions of directors and stockholders contained therein are, in all material respects, in good order, accurate and complete.

      2.6   No Violation; No Consent.


            (a) The execution and delivery of this Agreement by AHI, and the consummation of the transactions contemplated hereby, will not (including, without limitation, with the giving of notice or the passage of time or both) (i) violate any provision of the charter or by-laws of AHI or Parent (collectively, with AHI, the "AHI Group"), Hood or any Subsidiary; or (ii) violate any statute, rule, regulation, judgment, order or decree of any public body or authority by which any member of the AHI Group or any Company is bound or which is binding upon any of their respective properties or assets. Assuming receipt of the consents and satisfaction of the requirements set forth on Schedule 2.6(b) to the Disclosure Schedule, the execution and delivery of this Agreement by AHI, and the consummation of the transactions contemplated hereby, will not (iii) result in a violation or breach of, or constitute a default under, any license, franchise, permit, indenture, agreement or other instrument to which any member of the AHI Group or any Company is a party, or by which any member of the AHI Group or any Company or any of their respective assets or properties is bound, or (iv) result in the creation or imposition of any material Encumbrance upon any capital stock or asset of any Company; or (v) result in the acceleration of any obligation of any Company. The foregoing representation is qualified to the extent that a violation described in clause (ii) above, and a violation, breach or default described in clause (iii) above, and an acceleration of an obligation described in clause (v) above shall not be considered to be a misrepresentation under this Section 2.6(a) unless any or all such violations, breaches, defaults and accelerations would have a Material Adverse Effect (as such term is hereinafter defined).

            (b) Subject to receipt of the consents and the satisfaction of the requirements set forth on Schedule 2.6(b) to the Disclosure Schedule, (i) no approval, waiver or consent of any Person is necessary in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, and (ii) no approval, waiver or consent of any Person is necessary to permit any of the Companies which is a party thereto to continue to enjoy its rights under any Material Contract (as such term is hereinafter defined) after the Closing Date.

      2.7 Financial Statements; Stockholder Equity of Hood. AHI has heretofore furnished to Buyer, with respect to the fiscal year ended June 24, 1995 (the "Audit Date"), consolidated balance sheets and the related consolidated statements of operations and retained deficit and cash flows for the year then ended of Hood and its Subsidiaries, accompanied by the unqualified opinion of Price Waterhouse LLP dated August 11, 1995, true and correct copies of which are attached as Schedule 2.7 to the Disclosure Schedule (collectively, including the footnotes thereto, the "Financial Statements"). The Financial Statements, except as indicated therein, have been prepared in conformity with generally accepted accounting principles, and present fairly, in all material respects, the financial position of Hood and its Subsidiaries at the Audit Date and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. Also attached as part of
            Schedule 2.7 to the Disclosure Schedule is the consolidated balance sheet of Hood and its Subsidiaries as at October 21, 1995, together with related consolidated statements of income and cash flow for the 17 week period ended October 21, 1995 (the "Interim Financial Statements"). The Interim Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and present fairly in all material respects the financial condition of Hood and its Subsidiaries at October 21, 1995 and the results of its operations and cash flows for the 17 week period ended October 21, 1995, subject to normal year-end adjustments.

      2.8 Absence of Change. Except as set forth on Schedule 2.8 to the Disclosure Schedule, including, without limitation, anything contemplated by the 1996 Plan attached thereto (as such term is hereinafter defined), since the Audit Date, there has not been:

            (a)   any change in  accounting  methods or practices  (including,
                  without   limitation,   any   change  in   depreciation   or
                  amortization policies or rates) by any Company;

            (b) any sale, transfer, exchange or disposal (by merger, consolidation, reorganization or otherwise), or Encumbrance of any of the Assets owned by any of the Companies or any of the capital stock of, or any interest in, any Company (excluding any sale, transfer, exchange, disposal or Encumbrance of capital stock or other securities or interests in Hood not owned by AHI, as to which AHI has no control, and as to which AHI makes no representations, warranties or covenants in this Agreement), except in the ordinary course of business;

            (c) any loan or other extension of credit (or any guaranty thereof or obligation with respect thereto, whether direct or contingent) to any Company from any Person that is in excess of $25,000 individually or $100,000 collectively, except in the ordinary course of business;

            (d) any loan or other extension of credit by any Company to AHI or Parent, or to any officer, director or employee of any of them (herein, each an "AHI Group member" or a "member of the AHI Group"), except in the ordinary course of business;

            (e) any settlement, waiver or release of any material right, action, cause of action, lawsuit or claim of any Company, except in the ordinary course of business;

            (f) any declaration, setting aside or payment of any dividend on, or any distribution in respect of, the capital stock of any Company;

            (g) any discharge or satisfaction of any material Encumbrance or payment of any material obligation or liability (absolute or contingent) other than current liabilities included in the Financial Statements or current liabilities incurred since the Audit Date in the ordinary course of business;

            (h) any authorization or consent to change any capital stock of any Company; or

            (i) any written agreement by or written commitment of any Company or any member of the AHI Group, the performance of which will result in any of the things described in the preceding clauses (a) through (h).

      2.9 Certain Liabilities. Except as set forth on Schedule 2.9 to the Disclosure Schedule, none of the Companies has any material liability or obligation of any nature, whether accrued, absolute, contingent, due, or to become due (including, without limitation, any liability or obligation as a guarantor or otherwise with respect to the obligations of others, or any contingent or potential liability relating to or arising out of the activities of any Company or the conduct of its business prior to the date hereof, regardless of whether claims in respect thereof have been asserted), except for:

            (a)   Environmental Matters (as such term is hereinafter defined),

            (b)   liabilities  or  obligations   reflected  in  the  Financial
                  Statements,  the Interim  Financial  Statements  or the 1996
                  Plan,

            (c)   liabilities   or   obligations   which  arise  from  matters
                  disclosed in this Agreement or in the Schedules to the Disclosure Schedule, and

            (d)   liabilities or obligations for taxes or Taxes.

      2.10 Assets; Property Necessary for Business. Except as otherwise reflected in the Disclosure Schedule, all of the Assets (which term means all of the real property and all of the personal property, tangible and intangible (including Intellectual Property (as defined in Section 2.13), customer lists, formulae, and technical information), used in the conduct of the business of the Companies as it is presently conducted by each of them) are owned, licensed, leased or, to the best of AHI's knowledge, used with the permission or consent of the owner, licensee, licensor, lessor or lessee thereof, by one or more of the Companies.

      2.11 Inventories. Finished product inventory, raw material inventory and supplies inventory reflected in the Financial Statements were, as of the Audit Date, of commercial standards generally acceptable in the industry, and, except for returns or anticipated returns of outdated finished product inventory and for spoilage of raw material inventory and supplies inventory consistent with the experience of the Companies, no material amount of inventory which is obsolete or unmarketable is currently owned by a Company.

      2.12  Real Properties.

            (a) Real Property Owned. Schedule 2.12(a) to the Disclosure Schedule contains a complete list of all real property owned by the Companies or any Company (the "Real Properties") and with respect to each parcel of Real Property for which a title policy dated May, 1991, is available, a reference to that title policy. With respect to the Real Properties located in Mexico, Maine, Augusta, Maine and Newport, Maine, no title policy is available and no representation with respect to the quality of title to such properties is made. Hood or, if applicable, one or more of its Subsidiaries, has good, clear, record fee simple title to each of the other Real Properties, free and clear of all record Encumbrances except for (i) those matters set forth on Schedule 2.12(a) to the Disclosure Schedule, (ii) such title matters or exceptions as are disclosed in the title insurance policy applicable to such Real Property and (iii) any Encumbrances which would be shown in endorsements to such title policies that would be necessary to make the effective date of the policies the date of this Agreement. Copies of title insurance policies and of the documents referred to therein as encumbering the Real Property named in each such policy have been furnished to the Buyer.

            (b) Leases. Each lease or other occupancy agreement or other agreement under which a Company holds or occupies real property and for which such Company pays more than Five Hundred Dollars ($500) per month (collectively, the "Leases" and each individually, a "Lease") is set forth on Schedule 2.12(b) to the Disclosure Schedule. Each Lease has been duly authorized, executed and delivered by the Company that is the tenant under such Lease or by its predecessor in interest, and is a legal, valid and binding obligation of that Company. Each Company has a valid leasehold interest in and enjoys peaceful and undisturbed possession under each Lease to which it is a party. Except as set forth in the Disclosure Schedule, no Company and, to the best of AHI's knowledge, no other party thereto, is in default in the performance, observance or fulfillment in any material respect of any obligation, covenant or condition contained in any Lease which, in any case, would have a Material Adverse Effect. Schedule 2.12(b) to the Disclosure Schedule contains a listing of all Leases, a reference to or notation of the location of the real estate leased thereunder, the name and address of the lessor, and the date of the Lease.

                        Schedule 2.12(b) to the Disclosure Schedule also contains a listing of all leases under which a Company grants the use or occupancy of real property to another Person and for which such Company receives more than Five Hundred Dollars ($500) per month (collectively, the "Tenancy Agreements" and each individually, a "Tenancy Agreement"), a reference to or notation of the location of the real estate leased thereunder, the name and address of the lessee, and the date of such Tenancy Agreement. No Company has granted to another Person the right to occupy the Real Property in Charlestown, Massachusetts, except for leases set forth on
                  Schedule 2.12(b) to the Disclosure Schedule.

      2.13  Intellectual  Property.  Subject to its  disclosures  set forth on
            Schedule 2.13 to the Disclosure Schedule, each Company owns or, to the best of AHI's knowledge, otherwise has the right to use all of the registered trademarks, tradenames, and servicemarks and, to the best of AHI's knowledge, subject to common law restrictions, all of the unregistered trademarks, tradenames, and servicemarks (all of such registered or unregistered trademarks, tradenames and servicemarks herein after referred to as "Intellectual Property") currently used in the conduct of its business. No Company has knowingly abandoned the use of any Intellectual Property used in the conduct of its business, and, to the best of AHI's knowledge, each Company has properly maintained in all material respects its Intellectual Property, including but not limited to filing "Section 8" and "Section 15" affidavits when due in the United States Patent and Trademark Office, except to the extent that it has deemed it proper in the ordinary course of business. Except as set forth on Schedule 2.13 to the Disclosure Schedule, to the best of AHI's knowledge, none of the Companies is infringing with respect to any Intellectual Property, copyright, patent or trade secret belonging to a party other than the Companies, and, to the best of AHI's knowledge, no third party is infringing on the Intellectual Property owned by or licensed to any of the Companies. No member of the AHI Group uses any Intellectual Property owned or used by any of the Companies, or has any license, right or claim to any Intellectual Property of any Company.

                  Subject to the  preceding  paragraph of this  Section  2.13,
            Schedule 2.13 to the Disclosure Schedule shows:

                  (i) a list of each trademark, tradename and servicename currently used by a Company in the conduct of its business;

                  (ii)  identifies    those    trademarks,    tradenames   and
                        servicenames owned by a Company;

                  (iii) indicates  with  respect  to those  owned  trademarks, tradenames and servicenames which are registered, the federal and state registration numbers thereof;

                  (iv) a list of each trademark, tradename and servicename licensed or sublicensed by written agreement to a Company for use in the manufacture, distribution or sale of product, showing the name of the licensor and the date of such license or sublicense agreement; and
                        (v) a list of the license agreements or sublicense agreements pursuant to which a Company grants to another Person the right to use a trademark, tradename or servicename, showing the trademark, tradename or servicename in question, the name of the licensee or sublicensee and the date of license or sublicense agreement.

      2.14  Material  Contracts.  Listed on  Schedule  2.14 to the  Disclosure
            Schedule are all "Material Contracts", which term means all written and fully executed agreements which exist relating to possession of and use of personal property owned by other Persons (including all license agreements listed in Schedule 2.13 to the Disclosure Schedule pursuant to clauses (iv) and (v) of Section 2.13, and which are included by reference to Schedule 2.13 within
            Schedule 2.14), the purchase or sale of supplies, equipment, raw material inventory, finished inventory and other goods and farm products, the purchase of data processing, advertising, food brokerage, consulting and other services, and agreements relating to non-competition, construction and other miscellaneous activities, projects and arrangements which affect the ownership or operation of the business and Assets of the Companies and to which a Company is a party and which, in each case, involves payment or receipt by any Company of $300,000 or more in any calendar year, which is not cancelable without penalty within ninety days and the duration of which is greater than one year. A true, complete and correct copy of each Material Contract has been furnished or made available to Buyer. Except as set forth in a Material Contract, no Company is a party to or is bound by (a) any agreement, license, contract, lease or commitment materially limiting the freedom of any Company to engage in any line of business or to compete with any other Person or (b) any agreement, license, contract, lease or commitment not entered into in the ordinary course of business and which involves payment or repayment by any Company of $300,000 or more in any calendar year, which is not cancelable without penalty within ninety days and the duration of which is greater than one year.

            Except as set forth in the Disclosure Schedule: (i) each Company which is party to a Material Contract has complied with the terms and conditions of such Material Contract in all material respects and has not done or performed any act which would invalidate or materially impair its rights thereunder; (ii) there exists no event, occurrence, condition or act which, with the giving of notice, the lapse of time, or both, would become a material default by a Company under any Material Contract; (iii) there is no outstanding written claim by any party that operations pursuant to any Material Contract have been improperly conducted or maintained; and (iv) to the best of AHI's knowledge; there exists no event, occurrence or condition which would invalidate or materially impair the rights of the Company which is party to such Material Contract under such Material Contract, or which would materially increase the costs of such Company under any such Material Contract (except for increases in costs based upon market conditions existing from time to time as they relate to the cost of raw materials, products, supplies or services).

      2.15 Litigation. Except (i) as set forth in Schedule 2.15 to the Disclosure Schedule, (ii) claims asserted as of August 31, 1995 and listed in Schedule 2.22 to the Disclosure Schedule, (iii)
            claims made since that date for which the Companies have historically provided self insurance and which are of the same general type as those described in Schedule 2.22 to the Disclosure Schedule and (iv) any claims arising out of any alleged or actual violation of any Antitrust Law (as defined in Section 9.2(g)), there is no action, suit or proceeding at law or in equity by any Person or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency (individually a "Claim" and collectively "Claims") pending or, to the best knowledge of AHI, threatened against any Company which, if successful, would result in uninsured damages, fines or penalties awarded against any one or more of the Companies or which would involve a felony. There is no Claim now pending or, to the best of AHI's knowledge, threatened which would prevent or materially delay the consummation of the transactions contemplated hereby. Although indemnity is given in accordance with the provisions of Section 9 for any violation of any Antitrust Law by the Companies prior to the Closing Date, no representation whatsoever is made herein with respect to the existence or non-existence of any violation of any Antitrust Law by any of the Companies.

      2.16 Taxes. Hood and each of the Companies has filed (or has had filed on its behalf) all tax returns, filings and similar documents which are required to be filed by or with respect to it on or prior to the date hereof (after giving effect to valid extensions) and has paid all taxes shown as due on such tax returns. To the best of AHI's knowledge, all taxes of every kind, including, without limitation, federal, state and local income, franchise, net worth, property, sales, use, withholding, payroll and motor vehicle taxes, and all estimated taxes required to be paid by any of the Companies, through the date hereof (after giving effect to valid extensions), have been paid whether disputed or not. AHI makes no representation or warranty regarding the sufficiency or adequacy of any accrual for liability for taxes which were not yet due as of June 25, 1995 and/or any subsequent interim periods. Except as disclosed on Schedule 2.16 to the Disclosure Schedule,
            (i) there are no waivers in effect of the applicable statutory period of limitation for any taxes of Hood or its Subsidiaries for any tax period, and (ii) no deficiency assessment or proposed adjustment with respect to any liability for taxes of Hood or any Company for any tax period ending on or prior to the date hereof is pending, or, to the best of AHI's knowledge, threatened. Except as disclosed in Schedule 2.16 to the Disclosure Schedule, no governmental audit of any tax returns filed by Hood or any Company is in progress or pending or, to the best of AHI's knowledge, threatened. Except as set forth on Schedule 2.16 to the Disclosure Schedule, none of the Companies is or ever has been party to a Tax-sharing agreement or /has been a member of an "affiliated group" (as defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended and in effect for the taxable year in question (the "Code")) or been required to file a consolidated, combined or unitary income tax return with any other Person.

      2.17 Compliance with Laws. Except as set forth on Schedule 2.17 of the Disclosure Schedule or on any other Schedule to the Disclosure Schedule, and except for Environmental Matters, as to which reference is made to Section 2.23 of this

            Agreement, each Company is in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees.

      2.18  Employee Benefit Plans.

            (a) Each employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or which has been maintained (within the preceding 7 years) by any Company for the benefit of its employees, other than any "Multiemployer Plan" (as defined in Section 3(37) of ERISA (collectively, the "ERISA Plans"), is listed on Schedule 2.18 of the Disclosure Schedule, is in substantial compliance with applicable law and has been administered and operated in all material respects in accordance with its terms.

            (b) Each ERISA Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination.

            (c) No event which constitutes a "reportable event" (as described in Section 4043 of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the "PBGC") has occurred with respect to any ERISA Plan.

            (d)   At no time has any ERISA  Plan  subject to Title IV of ERISA
                  been   terminated   or  been  the  subject  of   termination
                  proceedings pursuant to Title IV of ERISA.

            (e) Full payment has been made of all amounts which, under the terms of any ERISA Plan, Hood was required to have paid as contributions to such ERISA Plan on or prior to the date hereof, and no ERISA Plan which is subject to Part 3 of Subtitle B of Title 1 of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

            (f) Except as disclosed on Schedule 2.18 to the Disclosure Schedule, there have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the
                  Code) with respect to any ERISA Plan, and no Company has otherwise engaged in any prohibited transaction.

            (g) Neither any Company nor any member of the AHI Group has engaged in any transactions in connection with any ERISA
                  Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Sections 502 and 4071 of ERISA, damages pursuant to Section 409 of ERISA or an excise tax pursuant to Section 4975(a) of the Code.

            (h) No liability, claim, action or litigation, has been made, commenced or threatened with respect to any ERISA Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums).

            (i) No ERISA Plan or related trust owns any securities in violation of Section 407 of ERISA.

            (j) Except as set forth on Schedule 2.18 to the Disclosure Schedule, all contributions required to have been made by any Company to a "Multiemployer Plan" to which any Company or any member of the AHI Group is obligated to contribute in respect of any of the Companies ("Multiemployer Plan") have been made on a timely basis.

            (k) Except as set forth on Schedule 2.18 of the Disclosure Schedule, neither Hood nor any of its Subsidiaries maintains or has established any welfare plan (as defined in Section 3(1) of ERISA) which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except as may be required (A) by Section 4980B of the Code or Section 601 (et. seq.) of ERISA or (B) under any state law and at the expense of the participant or the beneficiary of the participant.

            (l) Neither Hood nor any of its Subsidiaries has been advised by any Multiemployer Plan that any Company has incurred any withdrawal liability under Sections 4201 or 4204 of ERISA with respect to any Multiemployer Plan.

            (m) Each Company has complied in all material respects at all times with all applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA").

            (n) The Company has made available to Buyer (1) a copy of the two most recently filed Federal Form 5500 series and accountant's opinion, if applicable, for each Plan (and the two most recent actuarial valuation reports for each Plan, if any, that is subject to Title IV of ERISA), and all information provided by the Company to any actuary in connection with the preparation of any such actuarial valuation report was true, accurate and complete in all material respects and (2) information concerning the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and actual annual expense for such benefits for each of the last two (2) years for any Plan described in Section 2.18(k), if applicable.

      2.19  Labor  and  other  Employment  Matters.  Except  as set  forth  on
            Schedule 2.19 to the Disclosure Schedule,

            (a) none of the Companies has (i) any collective bargaining or employment agreements or commitments, or any agreements or commitments that contain any severance or termination pay liabilities or obligations, or (ii) other than any ERISA Plan, any written bonus, deferred compensation, profit sharing, severance or retirement arrangement, whether legally binding or not, and none is presently paying any pension, deferred compensation, or retirement allowance to anyone;

            (b) no Company is now involved in or, to the best of AHI's knowledge, threatened with any union election, petitions therefor or other union organizational activities;

            (c) there is no unfair labor practice complaint against any of the Companies pending or, to the best of AHI's knowledge, threatened;

            (d) there are no proceedings pending or, to the best of AHI's knowledge, threatened before the National Labor Relations Board with respect to any of the Companies;

            (e) there is no labor strike or similar dispute pending or, to the best of AHI's knowledge, threatened against any of the Companies; and

            (f) there have not been in the past five (5) years and there are no discrimination charges (relating to sex, age, race, national origin, handicap or veteran status) pending or, to the best of AHI's knowledge, threatened against any of the Companies or involving any of the Companies, before any federal, state, county, or local agency, board, commission, authority or other subdivision thereof.

      2.20 Broker's or Finder's Fees. Except as set forth on Schedule 2.20 to the Disclosure Schedule, no agent, broker, firm or any other Person acting on behalf of any member of the AHI Group or any Company, is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with, any of the parties hereto, in connection with any of the transactions contemplated hereby.

      2.21 Inter-company Transactions. Except as set forth on Schedule 2.21 to the Disclosure Schedule, (a) no member of the AHI Group (or any officer or director thereof) has any contractual relationship or other arrangement with or any indebtedness to any Company or has a controlling interest in any entity that does business with any of the Companies and (b) no Company has any indebtedness to any member of the AHI Group (or any officer or director thereof), or to any entity in which any member of the AHI Group (or any officer or director thereof) has a controlling interest. Schedule 2.21 to the Disclosure Schedule also sets forth an accounting of all inter-company debits and credits (including, but not limited to, all tax and Tax (as defined in Section 10) debits and credits) since June 24,1995, and a reconcilement of those amounts with the Financial Statements.

      2.22 Insurance. The insured risks, amounts of coverage and carriers of all insurance policies currently in force (and previously in force since 1991) in respect to the Companies are set forth on Schedule
            2.22 of the Disclosure Schedule. No Company is in material breach or violation of or in default under any insurance policy currently in force, all premiums due thereon have been paid, and each such policy will (subject to renewal and reasonable commercial availability) continue to be in force and effect up to and including the Closing Date. As of the Audit Date, the Companies established reserves for future payments which they reasonably anticipate may become payable by them in respect of claims which have been or will be asserted with respect to events which occurred through the Audit Date in the amount of Five Million One Hundred Twenty-five Thousand Two Hundred Seventy-seven Dollars ($5,125,277) (the "Insurance Reserve"). To the best of AHI's knowledge, no Company has, within the past eight (8) years, been refused insurance by any insurance carrier to which it has applied for insurance. No representation or warranty is made in this Agreement as to the sufficiency or adequacy of the Insurance Reserve for such claims in the future and/or of similar reserves established by the Companies for any interim periods subsequent to the Audit Date.

      2.23 No Environmental Representations. It is acknowledged and agreed by the parties that AHI makes no representations or warranties (either express or implied) with respect to Environmental Matters. Buyer expressly acknowledges that it has had access to, and the opportunity to review and make oral inquiries of the Stockholder, Hood's officers and employees, and their respective consultants with respect to, all documents referred to on Schedule 2.23 to the Disclosure Schedule.


                  For the purposes of this Agreement,  the following words and phrases shall have the following meanings:

                  "Environmental  Matters" shall mean any claims,  notices, or demands brought at any time by any Person, including, without limitation, any governmental agency that arise from, relate to or are based upon: (1) compliance by any of the Companies and any of its affiliates with any Environmental Law, including, without limitation, requirements for permits; (2) the presence, release, or threat of release of any Hazardous Materials on, in, under, in the vicinity of or off-site from any real or personal property owned or operated by any of the Companies or any of their affiliates; (3) the presence on, in, or under any real or personal property operated by any of the Companies or any of their affiliates of underground storage tanks, underground injection wells, asbestos, equipment containing polychlorinated biphenyls or septic tanks; or (4) disposal off site of Hazardous Materials.

            "Environmental Law" shall mean any environmental law, regulation, rule, ordinance, or by-law at the federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted.

            "Hazardous Material" shall mean any pollutant, regulated material, toxic substance, hazardous waste, hazardous material, hazardous substance, oil, or petroleum product as defined in or pursuant to the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, the Federal Clean Water Act, or any other Environmental Law.

            "Permit shall mean any environmental permit, license, approval, consent, or authorization issued by a federal, state, or local governmental entity.

            "Release" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the Environment.

            "Threat of Release" shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

      2.24 Absence of Sensitive Payments. No Company has (1) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (2) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, or (3) made any payments to any Person with the intention or understanding that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

      2.25 Disclosure None of the representations or warranties contained in this Agreement (including the Disclosure Schedule) contains any untrue statement of a material fact or, when taken together, omits to state a material fact required to be stated herein or therein necessary in order to make the statements made herein or therein, in the light of the circumstances under which they are made, not misleading. No representation or warranty is given by the
            Stockholder as to any requirement to file under the Hart-Scott-Rodino Act.

      2.26 Ordinary Course of Business. Except as contemplated by the 1996 Plan or any Schedule to the Disclosure Schedule, between the Audit Date and the date of this Agreement, none of the Companies has taken any of the actions which it is prohibited from taking pursuant to Section 3.2(b).


SECTION 3.  COVENANTS OF THE STOCKHOLDER.
-----------------------------------------

      3.1 Making of Covenants and Agreements. The Stockholder hereby makes the covenants and agreements set forth in this Section 3, and the Stockholder agrees to cause the Company and its Subsidiaries to comply with such agreements and covenants until the Closing Date.

      3.2   Conduct of Business.  Between the date of this  Agreement  and the
            earlier  of  the  Termination   Date  or  the  Closing  Date,  the
            Stockholder agrees that:

            (a) Access. AHI and Hood will allow Buyer and its representatives, at Buyer's expense, access to the properties and assets, and to the inventory books and records, and management personnel of the Companies in order that Buyer may have full opportunity to make such investigation as it shall desire. Hood and AHI will furnish or cause to be furnished to Buyer and Buyer's representatives all data and information concerning the business, finances, and properties of the Companies that may be reasonably requested.

            (b) Ordinary Course of Business; Negative Covenants. AHI will cause Hood and its Subsidiaries to operate their businesses in the ordinary course except as otherwise contemplated by the 1996 Plan, Schedule 2.8 to the Disclosure Schedule or the provisions of this Agreement. AHI will promptly inform Buyer of any material changes known to AHI in the asset levels and the operation of business as a whole and of any material liability incurred by any of the Companies except as incurred in the ordinary course of business. Except as may be first approved by Buyer (which approval shall not be unreasonably withheld and shall be deemed to be given if Buyer is provided with written notice of such action at least ten (10) days prior thereto and Buyer does not object in writing to AHI to such action prior to the expiration of such ten (10) day period) or as is otherwise permitted or required by this Agreement or except as otherwise (i) contemplated by the 1996 Plan, (ii) required for compliance with statutory or regulatory requirements or any court ordered or approved action, (iii) necessary to comply with Hood's Articles of Organization or any Company's charter,
                  (iv) occurring in the conduct of the ordinary course of business, or (v) required under existing loan agreements or other Material Contracts, AHI shall not cause or permit:

                  (i)   any Company to amend its charter or by-laws;

                  (ii) the compensation payable or to become payable by any Company to any of its directors, officers or employees to be increased or decreased from the amounts payable as of the date hereof (other than customary and usual salary increases);

                  (iii) any  Company  to make any bonus,  pension,  severance, retirement or insurance payment or arrangement to or with any such director, officer or employee (other than customary and usual payments);

                  (iv) the Companies to increase their indebtedness for borrowed money or to incur any contingent liability as a guarantor or otherwise with respect to the obligations of others except with respect to normal and customary borrowing or indebtedness incurred under existing letters of credit or revolving facilities with CoBank;

                  (v) any Company to sell or otherwise dispose of, or to contract to sell or otherwise dispose of, any of its properties or assets;

                  (vi)  any Company to:

                        (a)   amend  or  terminate  any   outstanding   lease,
                              contract or agreement,

                        (b)   incur  any  obligations  or  liability   (fixed,
                              contingent or other), and

                        (c) enter into any material agreement, license, contract, lease or commitment which, if it had been entered into prior to the date hereof, would be listed as a Material Contract on
                              Schedule 2.14 to the Disclosure Schedule;

                  (vii) any  Company  to  engage  in any  unusual  transaction regarding its inventory or to make any addition to its property or any purchase of machinery or equipment, except for normal maintenance and replacements;

                  (viii)any Company to discharge or satisfy any  obligation or liability (absolute or contingent) other than current liabilities or obligations under contracts now existing or hereafter entered into in the ordinary course of business, to discharge or satisfy any such current trade liabilities or obligations in a more accelerated fashion than has heretofore been the practice of such Company, and to discharge or satisfy commitments other than those under Leases or other leases now existing or incurred hereafter in the ordinary course of business;

                  (ix) any Company to suffer any material damage, destruction or loss not fully insured against (using book value as the minimum level for losses to property), in each case, subject to established deductions and self-insurance coverage, or any acquisition or taking of property by any governmental authority;

                  (x) any Company to cancel or waive any claim or right of substantial value which individually or in the aggregate is material to the Companies on a consolidated basis;

                  (xi) any Company to declare, set aside or pay any dividends or distributions in respect of or make any direct or indirect redemption, purchase or acquisition of its capital stock;

                  (xii) any  Company to  purchase,  lease,  sell,  dispose of, mortgage, pledge, subject to a lien or otherwise encumber any of its material assets; or

                  (xiii)any  Company to prepay  loans  from its  stockholders, officers or directors or from any other Person or make any change in its borrowing arrangements.

      3.3 Insurance. AHI will cause the Companies to keep all of the Real Properties, the properties held under Leases and the other Assets of the Companies adequately insured consistent with the insurance presently in effect and subject to reasonable availability of such insurance in the market. In case of any loss occurring after the date of this Agreement but prior to Closing due to a risk covered under a fire and extended coverage policy of insurance, AHI shall cause the applicable Company to repair the damaged property to substantially the same condition as before the damage. In the event any such property damage has a Material Adverse Effect, or exceeds $250,000 and is not repaired in substantially all material respects before the Closing Date, or if such damage exceeds $1,000,000 in the aggregate with all other unrepaired damage to the Companies' assets, Buyer, at its option, may either: (a) terminate this Agreement, in which event AHI shall return to the Buyer the $1,500,000 Deposit and the parties will be relieved of all further liability hereunder or (b) proceed to Closing, in which event all insurance proceeds payable or paid in connection with such property damage shall be the property of the Company owning the property. AHI will use its reasonable business efforts to continue to maintain other insurance policies listed on
            Schedule 2.22 to the Disclosure Schedule covering the Companies in substantial conformity to the amounts and on the terms as presently maintained through and until the Closing Date.

      3.4 Assumption of SERPs. Notwithstanding Section 3.2(b), but subject to Hood's continued administrative assistance as may be reasonably requested by AHI, contemporaneously with the Closing AHI shall cause Hood to assign to a member of the AHI Group, and that member of the AHI Group shall (i) accept and assume all past, present and future liabilities, obligations and responsibilities of the Companies under the Hood Supplemental Employee Retirement Arrangements (listed in Item 3 of Schedule
            2.18 to the Disclosure Schedule) previously incurred by the Companies or any one of them, both as they currently exist and as they may develop or evolve in the future under the terms thereof as they exist on the date of this Agreement, all pursuant to the Assumption Agreement in the form of Exhibit 3.4 and (ii) receive, hold and administer, directly or through a Trustee, the assets, liabilities and obligations associated with each such arrangement or obligation. Following the Closing, the Buyer shall cause Hood to pay when due the so-called "Pay-to-Stay" obligations of Hood listed in Item 6 of Schedule 2.19 to the Disclosure Schedule, and AHI shall promptly reimburse Hood in full for the payment of all such amounts.

      3.5 Authorization from Others. Prior to the Closing Date, the Stockholder will use (and the Stockholder shall cause Hood and each Subsidiary to use) its reasonable business efforts to obtain all authorizations, waivers, consents and permits of others required to permit the consummation by the Stockholder, Hood and its Subsidiaries of the transactions contemplated by this Agreement, including those consents listed on Schedule 2.6(b) to the Disclosure Schedule (but subject in any and all cases to the provisions of Section 6.1(g)).

      3.6 Purchase of Assets by AHI. Subject only to the tender by Hood to it of quitclaim deeds and a bill of sale and certain related agreements in the form of Exhibit 3.6(a), 3.6(b) and 3.6(c) respectively, AHI agrees to purchase from Hood on the Closing Date and effective immediately after the Closing the assets listed in those Exhibits (the "Idle Assets"), the only consideration for which shall be the delivery to Hood of the promissory note of Buyer described in Section 1.2(a), endorsed by AHI to pay to the order of Hood and an assignment of the Kaneb Guaranty to Hood. AHI and Buyer shall allocate the purchase price (and all other capitalized costs) among the Idle Assets as set forth on Exhibit 3.6(d). Buyer and AHI agree that the aggregate value set forth on
            Exhibit 3.6(d) for the Idle Assets exceeds or is equal to the fair market value of such assets.. All transfer taxes payable with respect to conveyance of the Idle Assets by Hood to AHI shall be paid by AHI. Buyer and AHI shall allocate the purchase price (and all other capitalized costs) among the Idle Assets as set forth on
            Exhibit 3.6(d). Such allocation shall be binding upon Buyer and AHI for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes). Buyer and AHI also each agree to file any and all necessary forms with the IRS consistent with the foregoing

      3.7 Data Processing Services. The Contract between Hood and Agway Data Services, Inc. dated December 1, 1989, as amended to date, will continue after the Closing, and it will be renewed from time to time for such periods after the Closing, but not to exceed a period of 18 months, (at market rates prevailing at the time of such renewals) as is reasonably needed by the Companies until their own general ledger and accounting system is ready for use, and until such time as conversion of all data, reports and programs to the data processing, general ledger and accounting system of the Companies has been successfully accomplished.


SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER.
----------------------------------------------------

      4.1 Making of Representations and Warranties. As a material inducement to the Stockholder to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby makes the representations and warranties to the Stockholder contained in this Section 4.

      4.2 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Buyer will assign its rights hereunder to a Massachusetts limited partnership, Catamount Dairy Holdings Limited Partnership ("CDHLP"), pursuant to its right to do so under Section 11.4. At the time of such assignment, CDHLP will be duly organized, validly existing as a Massachusetts limited partnership and in good standing under the laws of the Commonwealth of Massachusetts.

      4.3 Authority of Buyer. Buyer has full right, authority and power to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required to authorize such execution, delivery and performance. This Agreement constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms, except that enforcement hereof and thereof may be limited by (I) bankruptcy, insolvency, moratorium, receivership, fraudulent conveyance or other laws of general application affecting the enforcement of creditor's rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution, delivery and performance by Buyer of this Agreement:

                  (i) does not and will not violate any provision of the Articles of Organization or By-laws of Buyer;

                  (ii) does not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to Buyer; and

                  (iii) does  not  and  will  not   result  in  a  breach  of,
                        constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement, mortgage, lease, permit, order, judgment or decree to which Buyer is a party and which is material to the business and financial condition of Buyer.

            Upon the assignment by Buyer of its rights hereunder as described in Section 4.2: CDHLP will have full right, authority and power to carry out the transactions contemplated hereby; the performance by CDHLP of this Agreement will have been duly authorized by all necessary action of such assignee's general partner and no other action on the part of CDHLP or its general partner will be required to authorize such performance; this Agreement will constitute the valid and binding joint obligation of Buyer and CDHLP, enforceable against each as set forth above; and the performance by CDHLP of this Agreement --

                  (iv) will not violate any provision of its partnership agreement,

                  (v) will not violate any laws of the United States or of any state or any other jurisdiction applicable to it, and

                  (vi) will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement, mortgage, lease, permit, order, judgment or decree to which such assignee is a party and which is material to the business and financial condition of such assignee.

      4.4 Litigation. There is no litigation pending or, to Buyer's knowledge, threatened against Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

      4.5 Finder's Fee. Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.


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






      4.6 Financing Contingency. Buyer represents that it has adequate funds immediately available to it to consummate fully the transaction contemplated hereby and to fulfill all of its obligations hereunder and expressly acknowledges that there is no financing contingency or condition which will permit it to terminate this Agreement or otherwise not honor its obligations hereunder.

      4.7 Hart-Scott-Rodino Considerations. Buyer represents that its assignee, CDHLP, will, at Closing, be a recently created Massachusetts limited partnership that will not have a regularly prepared balance sheet. On the Closing Date, CDHLP shall have less than $10 million in assets in excess of all cash that will be used as consideration for acquiring the Hood Shares and for expenses incidental to that acquisition. CDHLP will have a single general partner, The Catamount Corporation, which will have invested 1% of CDHLP's capital, will be entitled to 1% of CDHLP's profits, and will have the right in the event of dissolution to 1% of CDHLP's assets. Twelve limited partners will have each contributed approximately 8.25% of CDHLP's capital, each will have the right to receive approximately 8.25% of CDHLP's profits, and each will have the right in the event of dissolution to receive approximately 8.25% of CDHLP's assets. Six of the limited partners will be adult individuals or trusts established for the benefit of such individuals, and the other six will be trusts that each of such individuals, as settlor, has established for his children.

      4.8 Knowledge of Misrepresentation. None of John A. Kaneb, Stephen J. Kaneb or Gary R. Kaneb has actual knowledge of any matter giving the Buyer a right to indemnification pursuant to Section 9.2(a) or
            (b), or Section 10, or of any matter which constitutes a breach by the Stockholder of any representation or warranty of the Stockholder made in this Agreement or in any Sale Document.


SECTION 5.  COVENANTS OF BUYER.
-------------------------------

      5.1 Sale of Assets by Hood Subject only to the tender by AHI to Hood of the promissory note of Buyer described in Section 1.2(a), endorsed by AHI and payable to the order of Hood, Buyer agrees to cause Hood to execute and deliver to AHI, effective immediately after the Closing, quitclaim deeds, a bill of sale and certain related agreements in the form of Exhibits 3.6(a), 3.6(b), and 3.6(c) respectively. Buyer and AHI shall allocate the purchase price (and all other capitalized costs) among the Idle Assets as set forth on Exhibit 3.6(d). Such allocation shall be binding upon Buyer and AHI for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes). Buyer and AHI also each agree to file any and all necessary forms with the IRS consistent with the foregoing.

      5.2 Offer to Purchase Other Common Shares. Buyer hereby authorizes AHI to extend to each of the holders of Common Stock of Hood listed on
            Schedule 2.4(b), other than AHI, the offer by the Buyer to purchase, on the Closing Date or within ninety days thereafter, all shares of Common Stock of Hood owned by such holder at a price per share of $15.04 (the price per share to be paid by Buyer to AHI under the Agreement for each of the Hood Shares). This covenant is made expressly for the benefit of the Stockholder and each other holder of Common Stock of Hood.

      5.3 Assumption of Obligations to Robert L. Keller. The Buyer will cause Hood to assume as of the Closing Date the obligations of Agway Inc. to Robert L. Keller pursuant to Section 3 of the "Salary Continuation and Non-Compete Agreement" between them dated as of May 28, 1992.


SECTION 6.  CONDITIONS.
-----------------------

      6.1 Conditions to the Obligations of Buyer. The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

            (a) Representations; Warranties; Covenants. (i) Each of the representations and warranties of the Stockholder contained in Section 2 shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date or except to the extent that the contents of any Schedule to the Disclosure Schedule would require amendment if it were being completed as of the Closing Date as a result of any of the Companies or any member of the AHI Group having taken any action or there having occurred any event or circumstance which is not prohibited by the terms of this Agreement), and (ii) the Stockholder shall, on or before the Closing Date, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing Date.

            (b) Material Adverse Change. As measured on the Closing Date, there shall have been no Material Adverse Change (as defined in Section 11.5) regarding Hood.

            (c) Certificate from Officers. The Stockholder shall have delivered to Buyer a certificate of Stockholder's President or any vice president and of its chief financial officer dated as of the Closing to the effect that the statements set forth in paragraphs (a) and (b) above in this Section
                  6.1 are true and correct.

            (d) Opinion of Counsel. On the Closing Date, Buyer shall have received from Goodwin, Procter & Hoar, counsel for Hood and the Stockholder, a legal opinion dated as of said date, in form reasonably acceptable to Buyer.

            (e) No Litigation. There shall have been no determination by Buyer, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat (in each case after the date of execution of this Agreement) by any Person of litigation, investigatory proceedings or other action against Buyer, Hood, any Subsidiary or the Stockholder, seeking to enjoin or investigate the transactions contemplated hereby.

            (f) Agri-Mark, Inc. Right of First Refusal. Agri-Mark shall have acknowledged that the Agri-Mark Right of First Refusal (which term is used in this Agreement to mean the right to purchase the Hood Shares under certain circumstances, which right was granted by Agway, Inc. to Agri-Mark, Inc. by letter dated June 16, 1980, as amended by letter agreement dated May 9, 1991) is of no further force and effect in a manner satisfactory to Buyer.

            (g) Guaranty. Agway, Inc. shall have executed and delivered its guaranty of the post-closing obligations of AHI hereunder in the form of Exhibit 6.1(g).

            (h) Consents. AHI shall have also received and delivered to Buyer all consents, in form and substance reasonably satisfactory to Buyer, from all third parties listed in
                  Schedule 6.1(h) to the Disclosure Schedule whose consent has been requested to be obtained by Buyer at or prior to the execution of this Agreement, after good faith consultation with the Stockholder.

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







            (i) Massachusetts Tax Certificate. At or prior to the Closing, Buyer shall have received from AHI a certificate of payment/good standing relating to Hood from the Commissioner of Revenue as provided in Massachusetts General Laws Chapter 62C, Section 44(a).

            (j) Resignations. Hood shall have delivered to Buyer the resignations of all of the directors of the Company (other than Robert L. Keller and any director who may have been designated and elected by the holders of the Preferred Stock of Hood), such resignations to be effective at the Closing.

      6.2 Conditions to Obligations of the Stockholder. The obligation of the Stockholder to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

            (a) Representations; Warranties; Covenants. (i) Each of the representations and warranties of Buyer contained in Section 4 shall be true and correct in all material respects as though made on and as of the Closing Date; (ii) Buyer shall, on or before the Closing Date, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing Date; and (iii) Buyer shall have delivered to the Stockholder a certificate of the President or any Vice President of the Buyer dated of the Closing Date to the effect that the statements set forth in clauses (i) and (ii) above in this Section 6.2(a) are true and correct.

            (b) Opinion of Counsel. On the Closing Date, the Stockholder shall have received from Sullivan & Worcester, counsel for Buyer, an opinion as of said date, in form reasonably acceptable to the Stockholder.

            (c) No Litigation. There shall have been no determination by the Stockholder, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any Person of material litigation, investigatory proceedings or other action against Buyer, Hood, any Subsidiary or the Stockholder, seeking to enjoin or investigate the transactions contemplated hereby.

            (d) Environmental Release. The release described in Section 9.3(f) shall have been executed and delivered to the Stockholder.

SECTION 7.  TERMINATION OF AGREEMENT.
-------------------------------------

      7.1 Termination. At any time prior to the Closing, this Agreement may be terminated on the "Termination Date", determined as follows:

            (a) by mutual written consent of all of the parties to this Agreement;

            (b) by Buyer, pursuant to written notice by Buyer to the Stockholder given at least ten days prior to the Termination Date set forth in such notice, if any of the conditions set forth in Section 6.1 of this Agreement have not been satisfied at or prior to the Closing Date, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Hood, any Subsidiary or the Stockholder, will not be satisfied at or prior to the Closing Date, such written notice to set forth such conditions which have not been or will not be so satisfied;

            (c) by the Stockholder, pursuant to written notice by the Stockholder to Buyer given at least ten days prior to the Termination Date set forth in such notice, if any of the conditions set forth in Section 6.2 of this Agreement have not been satisfied at or prior to the Closing Date, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Buyer, will not be satisfied at or prior to the Closing Date, such written notice to set forth such conditions which have not been or will not be so satisfied; and

            (d) by the Stockholder or by Buyer, if the transaction does not close by December 31, 1995.

      7.2 Liquidated Damages of the Stockholder. If (a) Buyer shall fail to purchase the Hood Shares in accordance with the terms and conditions of this Agreement and (b) the Stockholder shall have satisfied in all material respects each of the conditions of
            Section 6.1 on or before December 15, 1995 or on such later date as the parties may have agreed pursuant to Section 1.3 above, then Stockholder shall have the irrevocable right to retain the Deposit, which sum shall constitute liquidated damages for the entire amount of the Stockholder's damages hereunder, and the Stockholder shall be entitled to no other legal or equitable relief except with respect to the obligations of Buyer contained in Sections 11.1, 11.9 and 11.10.

      7.3 Return of Deposit to Buyer. If the transactions contemplated hereby fail to close on or before the date specified pursuant to
            Section 7.1 (or such later date to
            which the parties may have agreed upon in writing), for any reason other than that which would entitle the Stockholder to retain the Deposit pursuant to Section 7.2, the Deposit shall be returned forthwith to Buyer. Such return of the Deposit shall be in addition to, and not in limitation of, any other rights of Buyer hereunder or at law or in equity.

      7.4 Specific Performance. The parties recognize that the Buyer's right to require the Stockholder to convey the Hood Shares is unique and, accordingly, unless the conditions to Closing set forth in
            Section 6.2 of this Agreement shall not have been satisfied at or prior to the Closing Date, the Buyer shall, in addition to such other remedies as may be available to it at law or in equity, have the right to enforce its rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law, provided, however, that if one or more of the conditions to Closing set forth in Section 6.1(a), (b), (f), (h) or (i) of this Agreement (and Section 6.1(c) by reason of the failure to satisfy a condiditon set forth in Section 6.1(a) or (b)) shall not have been satisfied at or prior to the Closing Date and if the Buyer shall have waived satisfaction of such condition or conditions or specified portions thereof and the Closing shall have occurred, then the Buyer shall not be entitled to include within any action for indemnification pursuant to Section 9.2 (a) or (b) any Loss (as hereinafter defined) resulting from the specified condition or portion thereof so waived.


SECTION 8.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.
---------------------------------------------------------

      8.1 Survival of Warranties. Each of the representations, warranties, agreements, covenants and obligations expressly set forth in this Agreement (including the Disclosure Schedule) and in any certificate executed and delivered in accordance with the specific terms of this Agreement are material, shall be deemed to have been relied upon by such other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by any party hereto; provided, however, that such representations and warranties shall expire on the same dates as and to the extent that the rights to indemnification with respect thereto under Section 9 shall expire.


SECTION 9.  INDEMNIFICATION.
----------------------------

      9.1 General. No party to this Agreement shall be liable or bound in any manner by expressed or implied representations, warranties or covenants pertaining to the subject matter of this Agreement, and any other matter whatsoever, made, furnished or implied by an agent, employee, servant or other Person representing or purporting to represent such party unless such representations, warranties or covenants are expressly and specifically set forth in this Agreement (including the Disclosure Schedule) or in any certificate or other document executed and delivered in accordance with the specific terms of this Agreement (herein, a "Sale Document").

      9.2 Indemnification by the Stockholder. Subject to the limitations set forth in this Section 9 below, the Stockholder agrees subsequent to the Closing Date to indemnify and hold harmless Buyer, the Companies and the officers, directors, employees and agents of each of them (individually, an "Indemnified Buyer Party" and collectively, the "Indemnified Buyer Parties") from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including, without limitation, the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) sustained, suffered or incurred by or made against any Indemnified Buyer Party (a "Loss" or "Losses") to the extent, but only to the extent, arising out of, based upon or in connection with:

            (a) any breach of any representation or warranty made by the Stockholder in Sections 2.1 through 2.8 or in Sections 2.20 or 2.21;

            (b) any breach of any representation or warranty made by the Stockholder in Section 2 but which is not specified in
                  Section 9.2(a);

            (c) any breach of any covenant or agreement made by the Stockholder in a Sale Document;

            (d) any actual or alleged violation, on, prior to or after the Closing Date, of an Environmental Law with respect to or arising out of the operations of any of the Companies at (i) the premises located in the State of New York, and Town of Elbridge (Skaneateles) commonly known as Jordan Road (and Hamilton Road), (ii) the premises located in the State of New York and City of Syracuse commonly known as 810 Burnet Street, (iii) the premises located in the State of Maine and Town of Newport commonly known a 10 Spring Street, and (iv) the premises located in the Commonwealth of Massachusetts and Town of Milton commonly known as 131-139 Eliot Street (collectively, the "Sites"), or the presence, prior to or after the Closing Date, of any Hazardous Material on, in, under, in the vicinity of or off-site from the Sites, but specifically excluding any such violation or presence at any time with respect to any of the Companies' operations or assets at any real property other than the Sites and specifically excluding liability for Environmental Matters arising at any time that does not relate to the Sites;

            (e) any costs incurred in connection with the defense of, settlement of, or payment of any judgment or award made in connection with the claim for indemnity by Coca-Cola
                  Corporation described on Schedule 2.15 to the Disclosure Schedule, and in connection with the defense of, settlement of, or payment of any judgment or award made in connection with the action referred to in Schedule 2.15 to the Disclosure Schedule under the heading "Lago & Sons Dairy, Inc. and Michael Lago v. H.P. Hood, Inc." (it being understood that the Stockholder shall be entitled to retain any amount payable to Hood and/or the Companies which is in payment of judgment or award of any counterclaim raised by Hood and/or the Companies in either such action);

            (f) any Tax for which indemnity is given by the Stockholder pursuant to Section 10 hereof;

            (g) any actual or alleged violation of, or grand jury or other investigation which could result in an alleged violation of, an Antitrust Law (which term means the federal laws, as amended to date, which are commonly referred to as the Sherman Act, the Clayton Act and the Robinson-Patman Act, and the substantial equivalents of those laws which are incorporated into state and local laws) by any of the Companies which arise from activities of a Company prior to the Closing Date (and to the extent, but only to the extent, of activities of a Company prior to the Closing Date), or a claim by any Person for damages if such claim is based upon, and to the extent the Loss results from, an actual or alleged violation of any Antitrust Law by any of the Companies which arises from, but only to the extent it arises from, activities of a Company prior to the Closing Date, including those which arise from the matters described in Schedule 2.15 to the Disclosure Schedule under the following headings: Connecticut State Investigation; Federal Investigation - Connecticut; Federal Investigation - Massachusetts; Maine Attorney General's inquiry; and New Jersey State Investigation.

                        Claims  under  clauses (a) through (g) of this Section
                  9.2 are hereinafter collectively referred to as "Indemnifiable Buyer Claims". The rights of Indemnified Buyer Parties to recover indemnification in respect of any occurrence referred to in clauses (c) through (g) of this
                  Section 9.2 shall not be limited by the fact that such occurrence may not constitute an inaccuracy in or breach of any representation or warranty referred to in clause (a) or clause (b) of this Section 9.2.

      9.3   Limitations on Indemnification by the Stockholder.

            (a) The Buyer shall not make a claim upon the Stockholder for Losses for Indemnifiable Buyer Claims unless the total of all Indemnifiable Buyer Claims shall result in Losses in excess of $100,000 in the aggregate, or, if the total of all Indemnifiable Buyer Claims shall result in Losses of $100,000 or less in the aggregate and the time limit for some or all of such Indemnifiable Buyer Claims will expire within 90 days, then the Buyer may make a claim upon the Stockholder for payment of the Indemnifiable Buyer Claims which are about so to expire, whereupon the amount of such Losses, or the portion thereof for which claim may then be made, shall be recoverable in full except as otherwise provided in Section 9 and Section 10.

            (b) Subject to the provisions of Section 9.3(a), the Stockholder shall be obligated to indemnify Indemnified Buyer Parties for Losses for Indemnifiable Buyer Claims under Section 9.2(b) to the extent, and only the extent, that such Losses exceed $1,000,000 in the aggregate, and then as to such excess only for fifty percent (50%) of each Loss.

            (c) The maximum cumulative aggregate amount of indemnification for which the Stockholder shall be liable pursuant to
                  Sections 9.2(a) through (f) shall be $15,900,000; indemnification for which the Stockholder shall be liable pursuant to Section 9.2(g) shall be unlimited, provided, however, that solely with respect to Loss arising from a breach of the representation that all outstanding capital stock of each of the Companies is duly and validly issued, fully paid and nonassessable, the Stockholder shall be liable for up to an additional $9,600,000.

            (d) The provisions of this Section 9 shall be the sole and exclusive recourse of Buyer, Hood, any Company, and any affiliate of any of them against AHI for any breach, misrepresentation or other matter relating to or arising in connection with this Agreement or any other Sale Document.

            (e) Section 10 shall be the sole and exclusive recourse of Buyer for Taxes.

            (f) Buyer shall cause Hood and the Companies as of the Closing Date to release the Stockholder and all of its affiliates, officers, directors, stockholders and agents from any Loss arising out of any actual or alleged violation, before, on or after the Closing Date, of an Environmental Law with respect to any facilities owned or operated by Buyer or any affiliate thereof or any of the Companies or any affiliate thereof or the presence before, on or after the Closing Date of any Hazardous Material on, in, under, in the vicinity of or off-site from the Real Property (other than the Sites, for which no such release is or shall be given) or in personal property owned or operated by any of the Companies.

      9.4 Indemnification by Buyer. Subject to the limitations set forth in this Section 9, Buyer agrees subsequent to the Closing Date to indemnify and hold harmless the Stockholder and its officers, directors, stockholders, employees and agents and each of them (individually an "Indemnified Stockholder Party" and collectively the "Indemnified Stockholder Parties") from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including, without limitation, the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) sustained, suffered or incurred by or made against any Indemnified Stockholder Party (a "Loss" or "Losses") to the extent, but only to the extent, arising out of, or based upon or in connection with any breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement (including the Disclosure Schedule) or any Sale Document, or by reason of any claim, action or proceeding asserted, instituted or arising out of any matter or thing covered by any such representation, warranty, covenant or agreement.

      9.5 Limitation on Indemnification by Buyer. The Buyer shall not be obligated to indemnify the Indemnified Stockholder Parties unless the total of all claims for indemnification pursuant to Section
            9.4 exceed $100,000 in the aggregate whereupon the full amount of such claims shall be recoverable.

      9.6 Time Limits for Claims. Indemnification with respect to Buyer Indemnifiable Losses

            (a) Described in Section 9.2(a), (b) and (c) shall expire on the second anniversary of the Closing Date;

            (b) Described in Section 9.2(e) shall expire on the ninetieth day following the date on which the judgements in or settlements of such actions have become final and subject to no further judicial appeal or administrative action;

            (c) Described in Section 9.2(f) shall expire on the ninetieth day following the date on which the statute of limitations with respect to the Tax liability expires; and

            (d)   Described in Sections 9.2(d) and (g) shall not expire.

                  If prior to any specified  expiration  date a state of facts shall have become known which may in good faith be reasonably deemed to constitute any Loss as to which indemnity may be payable and an Indemnified Buyer Party shall have given notice of such facts to the Stockholder, then the right to indemnification with respect to such specified Loss (but only with respect thereto) shall remain in effect until such matter shall have been finally determined and disposed of, and any indemnification due in respect thereof shall have been paid, according to the date on which notice of the applicable claim is given.

      9.7 Notice; Defense of Claims. Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing to the indemnifying party, but the omission so to notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 20 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that (i) it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful and (ii) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. The indemnifying party shall have the right to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided its obligation to indemnify the indemnified party therefor will be fully satisfied. The indemnifying party shall keep the indemnified party reasonably apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall have control over the handling of any such claim, liability, expense, suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to fully participate (subject to the control of the indemnifying party as stated above) in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

      9.8 Insurance Offset to Indemnity. In settlement of indemnification to which any Indemnified Buyer Party is entitled under Section 9.2(a), the amount of any loss, liability or damage as to which the Indemnified Buyer Party is otherwise entitled to indemnity shall be reduced by the amount of insurance proceeds previously paid, if any, to the Indemnified Buyer Party in cash with respect to such loss, liability or damage, and any claim held by the Indemnified Buyer Party for the payment of insurance proceeds in respect of the matter then being settled shall be assigned to the Stockholder at the time of such settlement. At the request of the Stockholder, the Indemnified Buyer Party shall use its reasonable efforts (at the

            Stockholder's expense) to assist the Stockholder in obtaining any such insurance payment.


SECTION 10. TAX MATTERS
-----------------------

      10.1  Definitions.

            (a)   For purposes of Section 10 of this Agreement:

                  (i) "Affiliate" of any Person shall mean any Person who controls, is controlled by, or is under common control with such Person.

                  (ii) "Tax" and "Taxes" shall mean only state and federal income, franchise, and net worth taxes, together with any related interest, penalties, and additions to tax.

                  (iii) "Tax Returns"  shall include all returns,  filings and other forms or statements in respect of Taxes which are required or permitted to be filed with any taxing authority.

                  (iv) "Treasury Regulations" shall mean the income tax regulations promulgated under the Code applicable to the taxable year in question.

            (b) Other capitalized terms used in this Section 10 and not expressly defined in this Section 10 shall have the meanings assigned to them elsewhere in this Agreement. Any term relating to Taxes that is not defined in this Agreement shall, unless the context otherwise expressly requires, have the meaning assigned in the Code or the Treasury
                  Regulations. References to provisions of the Code or Treasury Regulations shall include a reference to any successor provisions.

      10.2  Filing of Tax Returns; Payment of Taxes.

            (a) AHI shall file or cause to be filed all Tax Returns required to be filed by or with respect to Hood or any of the Companies for all taxable periods ending on or before June 24, 1995. Such Tax Returns shall include all of the income, gain, losses, deductions, credits and similar items of Hood and the Companies reportable for such periods and shall correctly and accurately set forth the amount of any Taxes relating to such periods.

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






                  Hood and the Companies shall execute and file consents, elections and other documents as may be reasonably requested by AHI in connection with the proper filing of such Tax Returns. AHI shall pay on behalf of Hood all Taxes shown as due on such Tax Returns.

            (b) Buyer shall cause Hood, and/or the Companies to file or cause to be filed all Tax Returns required to be filed by or with respect to Hood or any of the Companies, for all taxable periods beginning after June 24, 1995. Such Tax
                  Returns shall include all of the income, gains, losses, deductions, credits and similar items of Hood and the Companies reportable for such and shall correctly and accurately set forth the amount of any Taxes relating to such periods. Hood or the Companies shall pay all Taxes shown as due on such Tax Returns and shall be entitled to any Tax refunds or Tax credits reflected thereon.

      10.3  Adjustments to Tax Liabilities.

            (a) AHI represents that Hood's aggregate Tax basis in the Idle Assets is in excess of the aggregate fair market value of such assets as bargained between AHI and Buyer and as set forth in Exhibit 3.6(c).

            (b) Buyer shall cause Hood and the Companies to pay to AHI the amount of any Tax refund or Tax credit received by, or for the benefit of, Hood or the Companies with respect to any Tax Return for which AHI is responsible hereunder. To the extent that such Tax refund or Tax credit results from a carryback for Tax years ending after June 24, 1995, Hood and the Companies shall not be required to pay such Tax refund or Tax credit. Buyer shall cause Hood and/or one or more of the Companies to make payment to AHI under this Section 10.3(b) within 30 days of the receipt of any such Tax refund or Tax credit. In the event that Hood and/or the Companies fail to make such payment, Buyer shall pay such amount to AHI.

            (c) Buyer or Hood shall keep AHI currently informed in writing as to the status of any Tax audit or proceeding or adjustment as to which AHI may be required to make a payment under this Section 10 and shall promptly provide AHI with complete copies of any correspondence or other written materials which the Buyer or Hood receives from or provides to the Tax-imposing jurisdiction concerning such a Tax audit or proceeding or adjustment. AHI shall keep Hood and the Companies currently informed in writing as to the status of any Tax audit or proceeding or adjustment, and AHI shall promptly provide Hood with complete copies of any correspondence or other written materials which AHI receives from or provides to the Tax-imposing jurisdiction concerning such Tax audit or proceeding or adjustment. AHI shall be responsible for and have the sole right to control all decisions relating to the conduct and resolution of any such Tax audit or proceeding and Hood and the Companies shall execute any power of attorney, consent, extension, or other document reasonably requested by AHI in connection with such Tax audit or proceeding. Subject to the prior sentence, Buyer and Hood shall have the right to participate, at their own expense, in any such Tax audit or proceeding, but only insofar as such Tax audit or proceeding relates to a non-consolidated Tax Return of Hood or the Companies. Without limiting the control rights of AHI under this Section 10.3(c), AHI shall use reasonable judgment, taking into consideration the overall Tax position of Hood for all taxable periods, in conducting and resolving any such Tax audit or proceeding.

      10.4  Tax Indemnities.

            (a) Indemnification by AHI. AHI shall indemnify, defend and hold and save Buyer, Hood and the Companies harmless against any and all Taxes (i) which it has undertaken to pay pursuant to
                  Section 10.2(a), and (ii) imposed or assessed against Buyer, Hood and/or the Companies with respect to consolidated Tax returns of Agway. With respect to Tax Returns (i) filed or required to be filed by or with respect to Hood or the Companies prior to the date hereof, or (ii) not filed or required to be filed by or with respect to Hood or the Companies prior to the date hereof, but for which AHI is responsible under Section 10.2(a), AHI shall indemnify, defend and hold and save Buyer, Hood, and the Companies harmless against any and all Taxes imposed or assessed against or collected from Buyer, Hood, or the Companies with respect to such Tax Returns. AHI shall not, however, have any obligation under this Agreement as a result of any reduction in a net operating loss carryover of the Companies for periods ending prior to June 25, 1995.

            (b) Notice. Buyer or Hood shall promptly notify AHI in writing of any claim it may have for indemnification under this
                  Section 10, specifying in reasonable detail the individual items of liability, loss, cost, damage or expense. Failure to give or delay in giving such notice shall not relieve AHI of any of its obligations under this indemnity, except to the extent that AHI is damaged or is otherwise prejudiced or otherwise suffers a loss as a result of such failure or delay.

            (c) Further information. Upon the request of AHI, Buyer or Hood shall give to AHI in writing all necessary information which is reasonably required to determine (or to allow an independent third party reasonably acceptable to AHI to determine) (i) the amount of indemnity against AHI with respect to any claim made by Buyer or Hood under this
                  Section 10.4 or (ii) the amount owed to AHI under Section 10.3(b).

      10.5  Mutual Cooperation.

            (a) AHI (for itself and Parent) and Buyer (for itself and Hood) shall promptly provide each other with such assistance as may be reasonably requested by either of them in connection with the preparation and execution of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to any Tax liability, and each will, upon the request of the other, promptly provide the other with any records or information which may be relevant to such Tax Return, audit, examination or proceedings.

            (b) AHI (for itself and Parent) and Buyer (for itself and Hood) will retain all Tax Returns, schedules and work papers, and all other material records and other documents relating thereto, until the later of (i) the time the applicable statute of limitations for assessment of Tax for each taxable year to which such records and documents relate has expired, and (ii) the time a final settlement of all payments which may be required under this Agreement is made for such taxable year.

      10.6 Post-June 24, 1995 Tax Returns. From the Closing Date until the earlier of the expiration of the statute of limitations with respect to federal income taxes of Hood for the tax year ended June 24, 1995, or the date of resolution of an audit of the federal income tax return of Hood for such tax year, in the absence of a controlling change in law or circumstances, all Tax Returns of Hood or the Companies filed for periods beginning after June 24, 1995 shall be prepared on a basis consistent with the elections, accounting methods, conventions, theories and principles of taxation reflected in the Tax Returns of Hood and the Companies for periods ending on or prior to June 24, 1995, except as otherwise agreed in writing between AHI and Buyer. The preceding sentence shall not apply if AHI's tax liability hereunder shall not be affected and if written notice of any such change is given by Hood to AHI at least 75 days prior to the filing of any Tax Return reflecting such change. Tax Returns of Hood or the Companies for periods ending prior to June 25, 1995, which have not been filed or amendments to such Tax Returns shall be prepared on a basis consistent with the elections, accounting methods, conventions, theories and principles of taxation reflected in the Tax Returns of Hood and the Companies already filed (except as otherwise agreed in writing between AHI and Buyer).

      10.7  Miscellaneous.

            (a) Obligations of Parties and their Affiliates. To the extent necessary, each of Buyer (for itself and Hood) and AHI (for itself and Parent) respectively agrees to cause its Affiliates to perform the duties and fulfill the obligations contemplated for such Persons under this Section 10.

            (b) Resolution of Disputes. Any disputes between the parties regarding the proper interpretation of this Section 10 shall be resolved by a so-called "Big Six" public accounting firm or a law firm satisfactory to both parties, whose fees and expenses shall be shared equally by the parties. The resolution by the accounting firm or law firm shall be final and binding on all parties and their affiliates.

            (c) Settlement of Tax Receivables and Payables. Prior to the Closing, AHI shall cause Hood to pay to AHI the net difference between the Current Payable Federal and State Tax Liabilities of Hood and the sum of the Refundable Federal Taxes of Hood and the Refundable State Taxes of Hood as they then exist. Schedule 2.21 reflects those amounts as $2,939,357, $1,723,780 and $277,000, respectively, and if settlement were to be made on the date of this Agreement, Hood would pay to AHI $938,577.

            (d) Sharing Agreements. Prior to the Closing, AHI shall adopt and AHI shall cause Hood and the Companies to adopt, and upon the occurrence of the Closing each shall be deemed to have authorized, approved and adopted immediately prior to the Closing, the provisions of this Section 10 as a tax sharing agreement among them, whereupon the provisions of this Section 10 shall constitute the exclusive and entire agreement among AHI, Hood and the Companies with respect to Taxes and shall supersede any other Tax agreement, allocation or arrangement among them. Buyer agrees that, except as specified in this Agreement, it shall not make (and shall not cause the Companies to make, or encourage any third party to seek to cause the Companies to make) any claim against AHI or its Affiliates for Taxes or any amount based upon a computation of Taxes, regardless of the period to which such Taxes relate.


SECTION 11. MISCELLANEOUS.
--------------------------

      11.1 Fees and Expenses. Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

      11.2 Further Assurance. Each party shall cooperate with the others, take such further action, and execute and deliver such further documents, as may be reasonably requested by such other party to carry out the transactions contemplated by this Agreement.

      11.3 Notices. Any notice, request or other communication to be given by any party hereunder will be in writing. Notices may be given by attorneys for the respective parties. Notices shall be delivered
            (i) in hand or (ii) by mail or (iii) by Federal Express or similar expedited commercial carrier or (iv) by facsimile transmission, in each case addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier). They shall be deemed to have been given for all purposes of this Agreement upon the date of delivery (in the case of hand delivery), the date of delivery or refusal to accept delivery shown on the return receipt (in the case of mail or expedited commercial carrier), or on the date of acknowledgment by the facsimile machine to which a transmission has been sent (in the case of facsimile transmission).

            All  such  notices,  consents,  elections,   approvals  and  other
            communications required or permitted under this Agreement shall be addressed:

            (1)   If to the Stockholder, Parent or Hood, to:

                  Agway Holdings, Inc.
                  c/o Agway, Inc.
                  P. O. Box 4933
                  Syracuse, NY  13221-4933
                  Telecopy:  (315) 449-7451
                  Attention:  Mr. Peter O'Neill


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






                  with a copy to:

                  David M. Hayes, Esq.
                  General Counsel
                  Agway, Inc.
                  P. O. Box 4933
                  Syracuse, NY  13221-4933
                  Telecopy:  (315) 449-6253

                          and

                  F. Beirne Lovely, Jr., P.C.
                  Goodwin, Procter & Hoar
                  Exchange Place
                  Boston, MA  02109-2881
                  Telecopy:  (617) 523-1231

            or to such other Person or place as the Stockholder will furnish to Buyer in writing in the manner provided herein, or

            (2)   If to Buyer, to:

                  The Catamount Corporation
                  c/o Catamount Management Corporation
                  90 Everett Avenue
                  Chelsea, MA  02150-2337
                  Attention:  Mr. John A. Kaneb
                  Telecopy: (617) 884-0637

                  with a copy to:

                  Paul F. Beatty, Esq.
                  Sullivan & Worcester, LLP
                  One Post Office Square
                  Boston, MA  02109
                  Telecopy: (617) 338-2880

            or to such other Person or place as the Buyer will furnish to the Stockholder and Hood in writing in the manner provided herein.

      11.4 Successors and Assignment. All the terms of this Agreement will be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto; provided, however, that, except for an assignment by the Buyer of the Buyer's rights and obligations under this Agreement (provided that the Buyer shall remain obliged to perform under Section 1.2 should such assignee fail to perform) to a corporation, partnership or other entity owned and controlled by John A. Kaneb and/or the issue of John A. Kaneb, neither party may assign its rights and obligations under this Agreement without the prior written consent of the other. In the event of any such assignment by Buyer, Buyer shall as a condition thereto provide the Stockholder with a guaranty or other security (in each case reasonably satisfactory to the Stockholder) for the performance of the assignee's obligations hereunder.

      11.5  Certain  Definitions.  For purposes of this  Agreement  (except as
            otherwise   specifically  defined   differently),   the  following
            capitalized terms shall have the following meaning:

            "Affiliate" and "affiliate" shall have the meaning of "affiliated person" as set forth in Section 2(3) of the Investment Company Act of 1940, as amended.

            "Encumbrance" shall mean any lien, charge or security interest upon or in personal property and any lien or other incumbrance upon real property.

            "material," when used with reference to information, a fact or circumstance, a course of action, a decision-making process or other matter, shall be limited to information, facts and circumstances, courses of action, decision-making processes or other matters as to which a reasonable prospective purchaser of the Hood Shares would attach importance in determining whether and the price at which to purchase the Hood Shares.


            "Material Adverse Change" shall mean an unfavorable variance in stockholders' equity greater than $1,000,000 from the stockholders' equity projected for the applicable month in the Hood Projected Balance Sheet in the 1996 Plan (dated August 9, 1995, 3:40 p.m.) compared to the latest available schedule A-6 from H.P. Hood Inc.'s Monthly Financial Data.

            "Material Adverse Effect" shall mean a material adverse effect on the business, operations, results of operations or financial condition of Hood and its Subsidiaries on a consolidated basis in an aggregate amount of more than $250,000.

            "1996 Plan" shall mean Hood's fiscal 1996 plan in the form attached to Schedule 2.8 to the Disclosure Schedule and as modified, supplemented, revised and/or amended by the other information set forth in Schedule 2.9 to the Disclosure Schedule.

            "Person" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof.

      11.6 Captions. The captions of this Agreement are for convenience of reference only and will not define or limit any of the terms or provisions hereof. All references in the singular will include the plural and all references in the plural will include the singular, and all references to one gender will include all genders.

      11.7 Severability. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions thereof will not in any way be affected or impaired thereby.

      11.8  Preservation of Records. Except as otherwise expressly provided in
            Section 10, each party hereto agrees that, at its respective expense, it shall preserve and keep all records relating to the Companies for a period of at least six (6) years from the Closing Date, or for any longer period that may be required by any party pursuant to a governmental investigation or litigation, and shall make such records available to the requesting party (along with a right to make copies thereof) as may be required by the requesting party from time to time.

      11.9 Publicity and Disclosures. Except as may be required by applicable law or regulation or by a court of competent jurisdiction, no press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by any party to this Agreement or Hood or any of the Companies without the prior knowledge and written consent of the Stockholder and Buyer.

      11.10 Confidentiality.

            (a) For a period of three (3) years from and after the Closing Date, AHI shall, and AHI shall cause its Parent and any other member of the AHI Group to, keep all data, records, files, reports, pricing information, sales manuals, Intellectual Property, customer lists, business contacts, employee lists, operating procedures, marketing techniques, manufacturing techniques and processes, business plans and financial or Tax-related information of each of the Companies (collectively, "Hood Confidential Information") strictly and absolutely confidential and shall not, except as may be required by law or a court of competent jurisdiction or in connection with any Tax-related filing or proceeding, disclose or use the same for any purpose whatsoever, such Hood Confidential Information being recognized and acknowledged as the sole and exclusive confidential property of Hood after the Closing Date. "Hood Confidential Information" does not include (i) information which is or becomes generally available to the public other than through a disclosure by AHI or the Parent or any other member of the AHI Group, or (ii) which is obtained lawfully from an independent third party who is not under any agreement not to disclose such information.

            (b) For a period of three (3) years from and after the Closing Date, Buyer (including, without limitation, the Buyer initially named herein and any permitted assignee thereof) and the Companies shall, and each of them shall cause any other member of any affiliated group of which any of them is the common parent to, keep all data, records, files, reports, pricing information, sales manuals, Intellectual Property, customer lists, business contacts, employee lists, operating procedures, marketing techniques, manufacturing techniques and processes, business plans and financial or Tax-related information of AHI, Parent and any Affiliate thereof (collectively, "AHI Confidential Information") strictly and absolutely confidential and shall not, except as may be required by law or a court of competent jurisdiction or in connection with any Tax-related filing or proceeding, disclose or use the same for any purpose whatsoever, such AHI Confidential Information being recognized and acknowledged as the sole and exclusive confidential property of AHI or Parent, as the case may be. "AHI Confidential Information" does not include (I) information which is or becomes generally available to the public other than through a disclosure by Buyer, any of the Companies or any member of an affiliated group of which any of them is a common parent, or (ii) which is obtained lawfully from an independent third party who is not under any agreement not to disclose such information.

      11.11 Effective Date of Closing. For accounting and tax purposes, the effective date of Closing shall be deemed to be the last day of the accounting month-end which occurs immediately prior to the Closing Date.

      11.12 Arbitration. Except to the extent otherwise provided in Section 10.7(b) hereof and except for any action by the Buyer or its assignee for specific performance, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. If any party's claim exceeds one million dollars ($1,000,000), exclusive of interest and attorneys' fees, the dispute shall be heard and determined by three (3) arbitrators. The determination of the arbitrator(s) shall be final and binding. The arbitration shall be held in Boston, Massachusetts, or at any other place selected by mutual agreement.

      11.13 Governing Law Jurisdiction and Venue. This Agreement will be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts (excluding the conflicts of laws provisions). Subject to the provisions of Section 11.11, any action to enforce, arising out of, or relating to any of the provisions of this Agreement or the determination or award made by the arbitrator(s) in accordance with Section 11.11, may be brought and prosecuted in such court or courts located in the Commonwealth of Massachusetts. The parties consent to and agree to be subject to the jurisdiction of the federal and state courts located within the Commonwealth of Massachusetts and to service of process by certified mail, return receipt requested, or in any other manner provided by law.

      11.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but such counterparts will together constitute but one and the same instrument and only one (1) complete set of such counterparts shall be necessary to prove the existence of this Agreement.

      11.15 Entire Agreement. This Agreement, including the Schedules, Exhibits and lists referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such schedules and exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such schedules or exhibits or in such other writings.

      11.16 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, by the party waiving compliance.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as an instrument under seal as of the date first above written.

                                             AGWAY HOLDINGS, INC.



                                             By:       s/Peter O'Neill
                                                   ---------------------------
                                                   Peter O'Neill
                                                   Title: Senior Vice President

                                             THE CATAMOUNT CORPORATION


                                             By:       s/John A. Kaneb
                                                    --------------------------
                                                    John A. Kaneb
                                                    Title:  President

                                                      Agway/Catamount
                                                      Stock Purchase Agmt


                              DISCLOSURE SCHEDULE
                              -------------------

         The following is the list of Schedules which comprise the Disclosure Schedule to the Stock Purchase Agreement between The Catamount Corporation and Agway Holdings, Inc.
dated as of December 14, 1995 (the "Agreement").

                                          Schedules
                                          ---------

Schedule 2.3                 - Existence of Hood and Subsidiaries
Schedule 2.4(a)              - Capitalization
Schedule 2.4(b)              - Ownership of Capital Stock of Hood
Schedule 2.4(c)              - Ownership of Debentures of Hood
Schedule 2.4(d)              - Debt Instruments of the Companies
Schedule 2.5(b)              - Corporate Record Books
Schedule 2.6(b)              - Consents
Schedule 2.7                 - Financial Statements
Schedule 2.8                 - Absence of Change
Schedule 2.9                 - Certain Liabilities
Schedule 2.12(a)             - Real Properties
Schedule 2.12(b)             - Leases
Schedule 2.13                - Intellectual Property
Schedule 2.14                - Material Contracts
Schedule 2.15                - Litigation
Schedule 2.16                - Taxes
Schedule 2.17                - Compliance with Laws
Schedule 2.18                - Employee Benefit Plans
Schedule 2.19                - Labor and Employment Matters
Schedule 2.20                - Brokers' or Finders' Fees
Schedule 2.21                - Intercompany Transactions/Contracts
Schedule 2.22                - Insurance
Schedule 2.23                - Environmental Matters
Schedule 6.1(g)              - Consents to be Delivered

Any Disclosure in any Schedule contained in this Disclosure Schedule shall be deemed, where applicable, to be a Disclosure of the same matter wherever applicable in any other Schedule to this Disclosure Schedule.

The Registrant agrees to furnish supplementally a copy of any of the foregoing Schedules to the Stock Purchase Agreement to the Commission upon request.


225407.c4